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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PFSweb, Inc.:

We consent to the use of our report dated February 14, 2003, except for notes 3 and 15 as to which the date is March 28, 2003, with respect to the consolidated balance sheets of PFSweb, Inc. and subsidiaries as of December 31, 2002 and 2001, the related consolidated statements of operations, shareholders' equity and comprehensive loss and cash flows for the year ended December 31, 2002, the nine month period ended December 31, 2001 and the year ended March 31, 2001, and the accompanying financial statement schedule as of December 31, 2002 and 2001 and for the year ended December 31, 2002, the nine-month period ended December 31, 2001 and the year ended March 31, 2001, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                    KPMG LLP

Dallas, Texas

January 16, 2004